Exhibit 10.6

Call Option Agreement (Shares)

Black Range Minerals Limited

ACN 009 079 047

and

George Edwin Lee Glasier

and

Kathleen A Glasier

and

Mineral Ablation Inc.

ID No.20121288848

Date: 3 July 2012	Middletons
Perth office Ref: 10051984

Table of Contents

1.	Definitions and interpretation	1
1.1	Definitions	1
1.2	Interpretation	3
2.	Call option	4
2.1	Grant of Option	4
2.2	Option Fee	4
3.	Lapsing of Option	4
4.	Exercising the Option	4
4.1	Exercise of Options	4
4.2	No partial exercise	4
4.3	Exercise Notice	5
4.4	Completion Date	5
4.5	Exercise Notice is irrevocable	5
5.	Completion	5
5.1	Share transfer	5
5.2	Further Assurance	6
6.	Deferred Consideration	6
6.1	Deferred Consideration	6
7.	Conduct pending Completion	7
7.1	Conduct of Company	7
7.2	Assistance and access for Optionholder	8
8.	Warranties	8
8.1	General warranties	8
8.2	Shareholder warranties	9
8.3	Reliance	9
8.4	Indemnity	10
9.	General	10
9.1	Nature of obligations	10
9.2	Time of the essence	10
9.3	Entire understanding	10
9.4	No adverse construction	10
9.5	Further assurances	10
9.6	No waiver	10
9.7	Severability	11
9.8	Successors and assigns	11
9.9	No assignment	11
9.10	Consents and approvals	11
9.11	No variation	11
9.12	Costs	11
9.13	Duty	11
9.14	Governing law and jurisdiction	11
9.15	Notices	12
9.16	Counterparts	13
9.17	Conflicting provisions	13
9.18	No merger	13
9.19	Operation of indemnities	13
9.20	No right of set-off	13
9.21	Relationship of parties	13

Call Option Agreement (Shares)

Date 3 July 2012

Parties

1.	George Edwin Lee Glasier and Kathleen A Glasier (or nominee) of 31161 90 Road, Nucla, CO 81424-0825, United States of America (Shareholder)

2.	Black Range Minerals Limited ACN 009 079 047 (or Nominee), a company incorporated in Australia and having its registered offices at Suite 9, 5 Centro Avenue, Subiaco Western Australia (Optionholder)

3.	Mineral Ablation Inc. (ID No. 20121288848), a company incorporated within the state of Colorado, United States and having its registered offices at 31161 90 Road, Nucla, CO 81424-0825 (Company)

Background

A.	The Shareholder holds the Option Shares.

B.	At the Optionholder's request, the Shareholder has agreed to grant to the Optionholder an option to buy the Option Shares on the terms and conditions of this Agreement.

Agreed terms

1.	Definitions and interpretation

1.1	Definitions

In this Agreement:

Agreement means this Agreement including the background, any schedules and any annexures;

BLR Shares means fully paid ordinary shares in the capital of the Optionholder;

Business Day means a day that is not a Saturday, Sunday, public holiday or bank holiday in Perth, Western Australia, Australia or Denver, Colorado, United States of America;

Commercial Application means the first commercial application of ablation on uranium bearing ore which is not for the purpose of testing, pilot scale work or commissioning, and where the Optionholder (or its nominee) derives income for the use of ablation.

Completion means the completion of the transfer of the Option Shares by the Shareholder to the Optionholder under clause 5;

Completion Date has the meaning set out in clause 4.4;

Corporations Act means the Corporations Act 2001 (Cth);

Deferred Payment means the First Deferred Payment, Second Deferred Payment and Third Deferred Payment;

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Encumbrance means:

(a)	any:

(i)	legal or equitable interest or power created, arising in or reserved in or over an interest in any property or asset; or

(ii)	security for payment of money, performance of obligations or protection against default (including a mortgage, bill of sale, charge, lien, pledge, trust, power or retention of title arrangement, right of set-off, assignment of income, garnishee order, monetary claim and flawed deposit arrangement);

(b)	any thing or preferential interest or arrangement of any kind giving a person priority or preference over claims or other persons with respect to any property or asset; or

(c)	any agreement or arrangement (whether legally binding or not) to grant or create anything referred to in (a) or (b);

Exercise Date means the date of exercise of the Option by the Optionholder in relation to the Option Shares;

Exercise Notice has the meaning set out in clause 4.3;

Expiry Date means 31 December 2012;

First Deferred Payment means the amount of $250,000 payable by the issue of BLR Shares in accordance with clause 6.1(a)(i);

Government Agency means any government or any public, statutory, governmental (including a local government), semi-governmental, local governmental or judicial body, entity, department or authority and includes any self-regulatory organisation established under statute;

Binding Heads of Agreement means an agreement between the Optionholder or the Company (if acquired by the Optionholder by exercising the Option) and Ablation Technologies LLC outlining the terms of the Proposed Joint Venture Agreement;

Immediately Available Funds means:

(a)	bank cheque; or

(b)	telegraphic or other electronic means of transfer of cleared funds;

JV Letter Agreement means the letter of agreement dated 14 March 2012 between Ablation Technologies LLC and American Strategic Minerals Corporation (whose rights have been assigned to the Company pursuant to a deed of assignment and assumption of agreement between American Strategic Minerals Corporation and the Company dated 11 June 2012;

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Liabilities includes all liabilities, losses, damages, costs, interest, fees, penalties, fines, assessments, forfeiture and expenses of whatever description (whether actual, contingent or prospective);

Option means the option to buy the Option Shares granted by the Shareholder in favour of the Optionholder under this Agreement;

Option Fee means the amount of US$5,000 payable in accordance with clause 2.2;

Option Period means the period commencing on the date of execution of this Agreement and ending at 5.00 pm (Australian Western standard time) on the Expiry Date;

Option Shares means the 20,000 fully paid ordinary shares in the capital of the Company held by the Shareholder;

Proposed Joint Venture Agreement means a new joint venture agreement (to replace the JV Letter Agreement) between the Optionholder or the Company (if acquired by the Optionholder by exercising the Option) and Ablation Technologies LLC concerning Ablation Technologies LLC's intellectual property rights;

Second Deferred Payment means the amount of $250,000 payable by the issue of BLR Shares in accordance with clause 6.1(a)(i);

Third Deferred Payment means the amount of $500,000 payable either in Immediately Available Funds or the issue of BLR Shares in accordance with clause 6.1 (a)(iii); and

Specified Share Price means the amount of $0.02.

1.2	Interpretation

In this Agreement, unless the context requires otherwise:

(a)	the singular includes the plural and vice versa;

(b)	a gender includes the other genders;

(c)	the headings are used for convenience only and do not affect the interpretation of this Agreement;

(d)	other grammatical forms of defined words or expressions have corresponding meanings;

(e)	a reference to a document includes the document as modified from time to time and any document replacing it;

(f)	if something is to be or may be done on a day that is not a Business Day then it must be done on the next Business Day;

(g)	the word "person" or any reference to a person includes a natural person and the personal representatives of that person, partnership, body corporate, association, governmental or local authority, agency and any body or entity whether incorporated or not;

(h)	the word "month" means calendar month and the word "year" means 12 months;

(i)	the words "in writing" include any communication sent by letter, facsimile transmission or email or any other form of communication capable of being read by the recipient;

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(j)	a reference to a thing includes a part of that thing;

(k)	a reference to all or any part of a statute, rule, regulation or ordinance (statute) includes that statute as amended, consolidated, re-enacted or replaced from time to time;

(l)	wherever "include", "for example" or any form of those words or similar expressions is used, it must be construed as if it were followed by "(without being limited to)";

(m)	money amounts are stated in Australian currency unless otherwise specified; and

(n)	a reference to any agency or body, if that agency or body ceases to exist or is reconstituted, renamed or replaced or has its powers or functions removed (defunct body), means the agency or body which performs most closely the functions of the defunct body.

2.	Call option

2.1	Grant of Option

In consideration of the Shareholder receiving the Option Fee, the Shareholder grants and the Optionholder accepts the option to buy the Option Shares, subject to the terms and conditions of this Agreement.

2.2	Option Fee

The Option Fee shall be payable by the Optionholder upon execution of this Agreement

3.	Lapsing of Option

The Option lapses and expires in relation to the Option Shares at the end of the Option Period.

4.	Exercising the Option

4.1	Exercise of Options

The Optionholder may exercise the Option in relation to all the Option Shares at any time during the Option Period subject to this clause 4.

4.2	No partial exercise

The Optionholder must not exercise the Option for part only of the Option Shares.

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4.3	Exercise Notice

In consideration of the Deferred Consideration, the Optionholder may exercise the Option by delivering to the Shareholder a notice (Exercise Notice) specifying:

(a)	that the Option is being exercised over the Option Shares;

(b)	the proposed date for completion of the transfer of the Option Shares by the Shareholder to the Optionholder; and

(c)	any nominee of the Optionholder as transferee of the Option Shares.

4.4	Completion Date

The date specified for the completion of the transfer of the Option Shares by the

Shareholder to the Optionholder in the Exercise Notice under clause 4.3(b) (Completion Date) must not be later than:

(a)	the date being 5 Business Days after delivery of the Exercise Notice; and

(b)	the Expiry Date.

4.5	Exercise Notice is irrevocable

An Exercise Notice is effective when the Shareholder receives it and when given, is irrevocable.

5.	Completion

5.1	Share transfer

The Shareholder must on the Completion Date:

(a)	deliver to the Optionholder:

(i)	transfers in registrable form of the Option Shares in favour of the Optionholder or its nominee, properly executed by the Shareholder;

(ii)	any share certificates for the Option Shares;

(iii)	signed resignations of each of the then current directors of the Company effective from immediately after Completion confirming that each such director has no claim against the Company; and

(iv)	the constitution, certificate of incorporation or registration (including any certificate of incorporation or registration on change of name), common seal (if any), all statutory registers, minute books and other records of directors' and shareholders' meetings of the Company in proper order and condition, fully entered up to the Completion Date and otherwise complying with all requirements under the applicable law.

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(b)	Procure that a duly concerned meeting of the board of the Company is held and procure at that meeting:

(i)	the approval of the registration in the register of members of the Company of the transfer of the Option Shares to the Optionholder;

(ii)	the revocation of any existing authorities to operate bank accounts and powers of attorney;

(iii)	the approval of the resignations of the then current directors of the Company and the appointment of nominees of the Optionholder as directors;

5.2	Further Assurance

(a)	If any act, matter or thing which ought to have been done or document which ought to have been executed or delivered at Completion, is found not to have been done or executed and delivered each party must, upon request by the other party after Completion within 5 Business Days of such request do or cause to be done that act, matter or thing or execute and deliver or cause to be executed and delivered that document.

(b)	If any act, matter or thing is required to be done or any document is required to be executed or provided to the Optionholder to more satisfactorily transfer possession or ownership of the Sale Shares to the Optionholder then the Shareholder must, upon request by the Optionholder after Completion, within 5 Business Days of such request do or cause to be done that act, matter or thing or execute and deliver or cause to be executed and delivered that document.

(c)	Any obligation of the Optionholder or the Shareholder under this clause 5 which is not wholly performed at or before Completion (notwithstanding non-performance) occurs.

6.	Deferred Consideration

6.1	Deferred Consideration

(a)	Subject to the satisfaction of clause 5, the Optionholder must pay the Deferred Consideration to the Shareholder or its nominee as follows:

(i)	the First Deferred Payment must be made within 90 days of execution of a Binding Heads of Agreement by issuing 12,500,000 BLR Shares to the Shareholder or its nominee at the Specified Issue Price and delivering a holding statement to the Shareholder or its nominee in respect of such BLR Shares;

(ii)	the Second Deferred Payment must be made within 90 days of execution of the Proposed Joint Venture Agreement by issuing 12,500,000 BLR Shares to the Shareholder or its nominee at the Specified Issue Price and delivering a holding statement to the Shareholder or its nominee in respect of such BLR Shares; and

(iii)	the Third Deferred Payment must be made within 60 days of Commercial Application by, at the sole discretion of the Optionholder, either:

(A)	paying $500,000 in Immediately Available Funds; or

(B)	issuing that number of BLR Shares as when divided by the volume weighted average price of BLR Shares for a period of 30 consecutive days prior to Commercial Application will equal $500,000 and delivering a holding statement to the Shareholder or its nominee in respect of such BLR Shares.

(b)	Any BLR Shares issued under this clause 6.1 shall rank pari passu to the existing BLR Shares and the Optionholder shall apply for quotation of such BLR Shares on the Australian Securities Exchange within 3 Business Days of their allotment.

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(c)	The Optionholder must make an announcement to the ASX in compliance with section 708A(5)(e) of the Corporations Act within 3 Business Days of allotment of any BLR Shares issued under this clause 6.

(d)	Any BLR Shares issued under clause 6.1(a)(i) or 6.1(a)(ii) above will be subject to a voluntary escrow period of six months from the date of issue.

(e)	The issue of BLR Shares under this clause 6 is subject to any shareholder approval that is required pursuant to the Listing Rules of the Australian Securities Exchange. If so required, the Optionholder will use all reasonable endeavours to obtain such approvals if the Optionholder does not obtain such approval within of 6 months from the date the Shareholder was entitled to be issued shares under this clause 6, then the Optionholder will make payment in cash for the amounts set out in this clause.

7.	Conduct pending Completion

7.1	Conduct of Company

Except as otherwise provided in this Agreement or with the consent of the Optionholder, the Shareholder and the Company must ensure that from the date of execution of this Agreement until the earlier of Completion and the Expiry Date, the Company:

(a)	manages and conducts its affairs in the ordinary course of the business, in a manner comparable to that in which it was conducted for the 12 month period before the date of this Agreement and with all due care and in accordance with normal and prudent practice (having regard to the nature of the business and past practice and so as to comply with all applicable laws);

(b)	uses its reasonable endeavours to maintain the value of the Company;

(c)	does not, unless required or contemplated by this Agreement, or unless the Optionholder first consents in writing:

(i)	enter into any material contract or commitment or terminate or alter any term of any such contract or commitment (including the JV Letter Agreement);

(ii)	incur any Liabilities of $1,000 or more;

(iii)	dispose of, agree to dispose of, Encumber or grant an option over any of the Company's assets or any interest in those assets;

(iv)	engage any new employee, terminate the employment of any employee or alter the terms of employment (including the terms of superannuation or any other benefit) of any employee, or offer to do any of those things;

(v)	borrow money, increase the amount of existing borrowings or draw on any credit lines;

(vi)	issue, agree to issue or grant any option to issue any equity or loan securities or any security convertible into any such securities;

(vii)	issue any shares, or options to take up unissued shares, in the capital of the Company;

(viii)	declare or pay any dividend, effect a buy back of its shares or make any other distribution of its assets or profits; or

(ix)	alter or agree to alter its constituent documents.

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7.2	Assistance and access for Optionholder

Until Completion, the Shareholder must:

(a)	assist the Optionholder, at the Optionholder's request, to gain knowledge concerning and become familiar with the Company and its affairs including its rights under the JV Letter Agreement;

(b)	allow the Optionholder to communicate with Ablation Technologies LLC in respect of the joint venture established by the JV Letter Agreement and assist the Optionholder to negotiate the Proposed Joint Venture Agreement.

(c)	allow the Optionholder to investigate the accuracy of the Shareholder's warranties and conduct due diligence on the Company and its assets including in connection with the JV Letter Agreement and its rights under the JV Letter Agreement.

8.	Warranties

8.1	General warranties

Each corporate party warrants to the other party that as at the date of this Agreement and the Completion Date:

(a)	that party is a corporation duly incorporated and validly existing under the law of the country or jurisdiction of its incorporation or registration;

(b)	that party has full corporate power to create and perform its liability under this Agreement;

(c)	the execution or performance of this Agreement by that party does not contravene any provision of:

(i)	its constitution;

(ii)	any agreement made by that party;

(iii)	any law; or

(iv)	any consent by a Government Agency or contractual consent relating to that party or its assets; and

(d)	that party has procured all corporate consents, including any consent of directors or shareholders of that party, for the execution and performance by that party of this Agreement, which has been executed in compliance with its constitution and any applicable law.

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8.2	Shareholder warranties

The Shareholder warrants to the Optionholder that as at the date of this Agreement and on the Completion Date:

(a)	the Shareholder has procured any necessary consent from a Government Agency or contractual consent for this Agreement, the grant of the Option and the transfer of the Option Shares to the Optionholder under this Agreement;

(b)	the Option Shares constitute all the issued capital of the Company and are legally and beneficially owned by the Shareholder;

(c)	the Optionholder or its nominee will obtain the entire legal and beneficial interest in the Option Shares following Completion free and clear of any Encumbrance created in favour of any person;

(d)	the Shareholder has no notice of any fact which, if disclosed to the Optionholder, might reasonably be expected to influence the Optionholder's decision to enter into or perform this Agreement;

(e)	the Company does not have any employees;

(f)	no litigation, arbitration, dispute or administrative proceedings have been commenced, are pending or, to the Shareholder's knowledge, threatened against the Company;

(g)	the Company is not in material breach of any applicable laws;

(h)	the Company has no assets other than its interest in the JV Letter Agreement;

(i)	the Company does not have any material commitments or Liabilities other than under the JV Letter Agreement;

(j)	the Company has taken a valid assignment of the rights of American Strategic Minerals Corporation under the JV Letter Agreement and American Strategic Minerals Corporation;

(k)	That George E Glasier and Kathleen A Glasier have entered into and performed all of their obligations under Rescission Agreement dated 11 June 2012

(l)	the Company has not granted or created any Encumbrance over the Option Shares or any of its assets; and

(m)	To the best of the knowledge of the Shareholder every contract, instrument or other commitment to which the Company is a party (including the JV Letter Agreement) is valid and binding according to its terms and no party to the contract, instrument or commitment is in material default under its terms.

8.3	Reliance

Each party agrees that the other party has entered this Agreement relying on each warranty by that party contained in this clause 8 as a material term of this Agreement.

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8.4	Indemnity

Each party agrees to indemnify the other party against any loss which that other party may incur or suffer directly or indirectly resulting from any breach of warranty or other default by that party of any obligation under this Agreement.

9.	General

9.1	Nature of obligations

(a)	Any provision in this Agreement which binds more than one person binds all of those persons jointly and each of them severally.

(b)	Each obligation imposed on a party by this Agreement in favour of another is a separate obligation.

9.2	Time of the essence

In this Agreement, time is of the essence unless otherwise stipulated.

9.3	Entire understanding

(a)	This Agreement contains the entire understanding between the parties concerning the subject matter of the Agreement and supersedes, terminates and replaces all prior agreements and communications between the parties.

(b)	Each party acknowledges that, except as expressly stated in this Agreement, that party has not relied on any representation, warranty or undertaking of any kind made by or on behalf of another party in relation to the subject matter of this Agreement.

9.4	No adverse construction

This Agreement, and any provision of this Agreement, is not to be construed to the disadvantage of a party because that party was responsible for its preparation.

9.5	Further assurances

A party, at its own expense and within a reasonable time of being requested by another party to do so, must do all things and execute all documents that are reasonably necessary to give full effect to this Agreement.

9.6	No waiver

(a)	A failure, delay, relaxation or indulgence by a party in exercising any power or right conferred on the party by this Agreement does not operate as a waiver of the power or right.

(b)	A single or partial exercise of the power or right does not preclude a further exercise of it or the exercise of any other power or right under this Agreement.

(c)	A waiver of a breach does not operate as a waiver of any other breach.

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9.7	Severability

Any provision of this Agreement which is invalid in any jurisdiction must, in relation to that jurisdiction:

(a)	be read down to the minimum extent necessary to achieve its validity, if applicable; and

(b)	be severed from this Agreement in any other case,

without invalidating or affecting the remaining provisions of this Agreement or the validity of that provision in any other jurisdiction.

9.8	Successors and assigns

This Agreement binds and benefits the parties and their respective successors and permitted assigns under clause 9.9.

9.9	No assignment

Other than as provided in this clause a party cannot assign or otherwise transfer the benefit of this Agreement without the prior written consent of the other party, provided that the Optionholder is permitted to assign the benefit of this agreement to Black Range Minerals Inc, a wholly owned subsidiary of the Optionholder. In the event that the Optionholder does so assign its interest, nothing shall relive the Optionholder of its obligations to issue BLR shares or pay money in accordance with this Agreement.

9.10	Consents and approvals

Where anything depends on the consent or approval of a party then, unless this Agreement provides otherwise, that consent or approval may be given conditionally or unconditionally or withheld, in the absolute discretion of that party.

9.11	No variation

This Agreement cannot be amended or varied except in writing signed by the parties.

9.12	Costs

Each party must pay its own legal costs of and incidental to the preparation and completion of this Agreement.

9.13	Duty

(a)	Any duty (including related interest or penalties) payable in respect of this Agreement or any instrument created in connection with it must be paid by the Optionholder.

(b)	The Optionholder undertakes to keep the Shareholder indemnified against all liability relating to the duty, fines and penalties.

9.14	Governing law and jurisdiction

(a)	This Agreement is governed by and must be construed in accordance with the laws in force in Western Australia.

(b)	The parties submit to the exclusive jurisdiction of the courts of that State and the Commonwealth of Australia in respect of all matters arising out of or relating to this Agreement, its performance or subject matter.

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9.15	Notices

Any notice or other communication to or by a party under this Agreement:

(a)	may be given by personal service, post, e-mail or facsimile;

(b)	must be in writing, legible and in English addressed (depending on the manner in which it is given) as shown below:

(i)	If to the Shareholder:

Address: 31161 90 Road, Nucla, CO 81424-0825 USA

Attention: George Glasier

E-mail: silverhawkranch@aol.com

(ii)	If to the Optionholder:

Address: Suite 9, 5 Centro Avenue, Subiaco WA 6008

Attention: Tony Simpson

Facsimile: +61 8 9226 2027 or tsimpson@blackrangeminerals.com

(iii)	If to the Company:

Address: 31161 90 Road, Nucla, CO 81424-0825 USA

Attention: George Glasier

E-mail: silverhawkranch@aol.com

or to any other address last notified by the party to the sender by notice given in accordance with this clause;

(c)	must be signed:

(i)	in the case of a corporation registered in Australia, by any authorised representative or by the appropriate office holders of that corporation under section 127 of the Corporations Act; or

(ii)	in the case of a corporation registered outside of Australia, by a person duly authorised by the sender in accordance with the laws governing the place of registration of that corporation; and

(d)	is deemed to be given by the sender and received by the addressee:

(i)	if delivered in person, when delivered to the addressee;

(ii)	if posted, at 9.00 am on the second Business Day after the date of posting to the addressee whether delivered or not;

(iii)	if sent by email, upon receipt by the sender of an email receipt confirmation; or

(iv)	if sent by facsimile transmission, on the date and time shown on the transmission report by the machine from which the facsimile was sent which indicates that the facsimile was sent in its entirety and in legible form to the facsimile number of the addressee notified for the purposes of this clause, but if the delivery or receipt is on a day which is not a Business Day or is after 4.00 pm (addressee's time), it is deemed to have been received at 9.00 am on the next Business Day.

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9.16	Counterparts

If this Agreement consists of a number of signed counterparts, each is an original and all of the counterparts together constitute the same document.

9.17	Conflicting provisions

If there is any conflict between the main body of this Agreement and any schedules or annexures comprising it, then the provisions of the main body of this Agreement prevail.

9.18	No merger

The undertakings, warranties and indemnities in this Agreement do not merge on Completion but continue unchanged.

9.19	Operation of indemnities

Unless this Agreement expressly provides otherwise:

(a)	each indemnity in this Agreement survives the expiry or termination of this Agreement; and

(b)	a party may recover a payment under an indemnity in this Agreement before it makes the payment in respect of which the indemnity is given.

9.20	No right of set-off

Unless this Agreement expressly provides otherwise, a party has no right of set-off against a payment due to another party.

9.21	Relationship of parties

Unless this Agreement expressly provides otherwise, nothing in this Agreement may be construed as creating a relationship of partnership, of principal and agent or of trustee and beneficiary.

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Executed as an agreement

Signed by George Edwin Lee Glasier in the

presence of:

/s/ George Edwin Lee Glasier
Signature

/s/ Michael W. Gay
Signature of witness

Michael W. Gay
Name of witness
(please print)

Signed by Kathleen A Glasier in the presence of:

/s/ Kathleen A. Glasier
Signature

/s/ Michael W. Gay
Signature of witness

Michael W. Gay
Name of witness
(please print)

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Executed by Black Range Minerals Limited

CAN 009 079 047 in accordance with

section 127(1) of the corporations Act 2001

(Cth):

/s/ A.S. Simpson	/s/ Nicholas Day
Signature of witness	Signature of director or company secretary*
*delete whichever does not apply

A.S. Simpson	Nicholas Day
Name (please print)	Name (please print)

Executed by Mineral Ablation Inc by its

Authorized officers:

/s/ George E.L. Glasier	/s/ Kathleen A. Glasier
Signature of director	Signature of company secretary*
*delete whichever does not apply

George E.L. Glasier	Kathleen A. Glasier
Name (please print)	Name (please print)

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